Exhibit 99.1

SeaChange Reports Fourth Quarter and Fiscal Year 2022 Financial and Operational Results

-	Continued Operating Momentum, with Fiscal Q4 2022 Total Revenue up 20% from Fiscal Q3 2022 and up and 67% Year-over-Year
-	Signed major renewal with Tier 1 Operator in Q4 2022

Boston, MA – April 8, 2022 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”) a leading provider of video delivery, advertising, and emerging streaming platforms, today reported financial and operational results for the fiscal fourth quarter and full-year ended January 31, 2022.

Fiscal Fourth Quarter 2022

•

Closed two major renewal and upgrade projects with Tier 1 operators in North America and Latin America, adding over $2 million in one-time product and license revenue as well as long-term commitments for recurring support and services revenue.

•	Secured new business with a North American cable operator that will use SeaChange’s Advanced Advertising Solution to manage its broadcast insertion workflows.
•	Commenced onboarding process with two new StreamVid customers, expecting to provide long-term, high-margin SaaS revenue.
•	Launched the Xstream™ platform, a new product line that combines SeaChange’s Streaming and AdTech capabilities, focused on delivering and monetizing content via FAST channels on Connected TVs.

Recent Highlights & Significant Event

•

Entered into a cooperation agreement in April 2022 with VIDAA, Inc, a leading provider of TV operating systems for Connected TVs by Hisense and others, to jointly develop streaming, FAST and AVOD solutions for “VIDAA tv.”

•	Entered into a definitive agreement and plan of merger with Triller Hold Co LLC on December 22, 2021.

Management Commentary

“We wrapped up our fiscal 2022 on a high note, generating 20% sequential revenue growth and positive non-GAAP operating income, as we benefitted from a $2 million one-time Tier 1 operator deal,” said SeaChange’s President and Chief Executive Officer, Peter D. Aquino. “We continue to drive positive momentum in our core business with healthy revenue growth and a moderating operating expense profile, which is driving our business towards a more sustainable cash flow position.  Additionally, in April, we signed an exciting software development agreement with VIDAA for their FAST channel and AVOD solution for its growing business.  We are looking forward to a successful partnership.”

Fiscal Fourth Quarter 2022 Financial Results

•

Total revenue was $8.6 million, an increase of 20% compared to $7.2 million in the third quarter of fiscal 2022 and an increase of 67% compared to $5.1 million in the fourth quarter of fiscal 2021. Product revenue was $5.2 million (or 60% of total revenue), an improvement compared to $3.5 million (or 49% of total revenue) in the third quarter of fiscal 2022 and $1.4 million (or 27% of total revenue) in the fourth quarter of fiscal 2021. Service revenue was $3.4 million (or 40% of total revenue) compared to $3.6 million (or 51% of total revenue) in the third quarter of fiscal 2022 and compared to $3.7 million (or 73% of total revenue) in the fourth quarter of fiscal 2021.

•

Gross profit was $5.7 million (or 66% of total revenue), an increase of 53% compared to $3.7 million (or 52% of total revenue) in the third quarter of fiscal 2022 and an increase of 101% compared to $2.8 million (or 55% of total revenue) in the fourth quarter of fiscal 2021.

•

Total non-GAAP operating expenses were $4.5 million, an improvement compared to non-GAAP operating expenses of $5.1 million in the third quarter of fiscal 2022 and $6.4 million in the fourth quarter of fiscal 2021.

•

GAAP loss from operations totaled $1.1 million, an improvement compared to a GAAP loss from operations of $2.0 million in the third quarter of fiscal 2022 and $4.4 million in the fourth quarter of fiscal 2021.

•

GAAP net loss totaled $1.5 million, or $(0.03) per basic share, an improvement from GAAP net loss of $2.1 million, or $(0.04) per basic share, in the third quarter of fiscal 2022 and $4.4 million, or $(0.12) basic share, in the fourth quarter of fiscal 2021.

•

Non-GAAP income from operations totaled $1.2 million, or $0.02 per fully diluted share, compared to non-GAAP loss from operations of $1.4 million, or $(0.03) per basic share, in the third quarter of fiscal 2022, and compared non-GAAP loss from operations of $3.5 million, or $(0.09) per basic share, in the fourth quarter of fiscal 2021. Fiscal Q4 2022 represents the first quarter of positive non-GAAP income from operations since the onset of the COVID-19 pandemic.

•	Ended the fourth quarter of fiscal 2022 with cash and cash equivalents of $17.5 million and no debt.

Fiscal Full-Year 2022 Financial Results

•

Total revenue was $27.3 million for fiscal 2022, an increase of 24% compared to $22.0 million of fiscal 2021. Product revenue was $13.0 million (or 48% of total revenue), an improvement of 97% compared to $6.6 million (or 30% of total revenue) in fiscal 2021. Service revenue was $14.3 million (or 52% of total revenue), compared to $15.4 million (or 70% of total revenue) in fiscal 2021.

•	Gross profit was $16.4 million (or 60% of total revenue) in fiscal 2022, an increase of 65% compared to $9.9 million (or 45% of total revenue) in fiscal 2021.
•	Total non-GAAP operating expenses were $20.7 million in fiscal 2022, a decrease of 25% compared to non-GAAP operating expenses of $27.5 million in fiscal 2021.
•	GAAP loss from operations totaled $9.4 million in fiscal 2022, an improvement compared to a GAAP loss from operations of $21.5 million in fiscal 2021.
•	GAAP net loss totaled $7.4 million, or $(0.16) per basic share, an improvement from GAAP net loss of $21.8 million, or $(0.58) per basic share, in fiscal 2021.

•	Non-GAAP loss from operations totaled $4.3 million, or $(0.09) per basic share, compared to non-GAAP loss from operations of $17.6 million, or $(0.47) per basic share, in fiscal 2021.

Fourth Quarter and Fiscal Year 2022 Results Conference Call

In light of SeaChange’s entry into a definitive agreement and plan of merge with Triller Hold Co LLC, SeaChange will not host a conference call or webcast to discuss its fourth quarter and fiscal year 2022 results.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. The SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to grow its long-term, high-margin SaaS revenue, execute a successful partnership with VIDAA, execute its strategic plan and the benefits of its strategic plan, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the impact of the ongoing conflict in Ukraine on our business; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses; the impact of changes in the market on the value of our investments; changes in the regulatory environment; risks relating to the completion of the business combination with Triller Hold Co LLC (the “Business Combination”), including the need for SeaChange stockholder approval, the satisfaction of closing conditions and the timing to consummate the proposed Business Combination; the ability of SeaChange to remain listed on Nasdaq; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Business Combination; the risk that the businesses will not be integrated successfully; the risk of litigation related to the proposed Business Combination; the success and timing of regulatory submissions; regulatory requirements or developments; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	January 31, 2022	January 31, 2021
Assets
Cash and cash equivalents	$17,528	$5,856
Marketable securities	—	252
Accounts and other receivables, net	8,819	6,050
Unbilled receivables	13,112	15,699
Prepaid expenses and other current assets	2,310	4,372
Property and equipment, net	902	605
Goodwill and intangible assets, net	9,882	11,849
Other assets	2,643	5,725
Total assets	$55,196	$50,408
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$8,538	$10,172
Deferred revenue	4,024	5,394
Income taxes payable	110	888
Promissory note	—	2,413
Total liabilities	12,672	18,867
Total stockholders' equity	42,524	31,541
Total liabilities and stockholders' equity	$55,196	$50,408

SeaChange International, Inc.

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenue:
Product	$5,181	$1,396	$13,021	$6,608
Service	3,386	3,727	14,289	15,391
Total revenue	8,567	5,123	27,310	21,999
Cost of revenue:
Product	1,168	753	3,876	3,556
Service	1,708	1,539	7,083	8,513
Total cost of revenue	2,876	2,292	10,959	12,069
Gross profit	5,691	2,831	16,351	9,930
Operating expenses:
Research and development	1,939	3,258	8,910	13,808
Selling and marketing	1,390	930	5,862	6,420
General and administrative	1,882	2,689	8,779	9,746
Severance and restructuring costs	71	395	717	1,477
Transaction costs	1,489	—	1,489	—
Total operating expenses	6,771	7,272	25,757	31,451
Loss from operations	(1,080)	(4,441)	(9,406)	(21,521)
Other (expense) income, net	(396)	154	(479)	(180)
Gain on extinguishment of debt	—	—	2,440	—
Loss before income taxes	(1,476)	(4,287)	(7,445)	(21,701)
Income tax provision (benefit)	8	79	(15)	58
Net loss	$(1,484)	$(4,366)	$(7,430)	$(21,759)
Net loss per share, basic	$(0.03)	$(0.12)	$(0.16)	$(0.58)
Net loss per share, diluted	$(0.03)	$(0.12)	$(0.16)	$(0.58)
Weighted average common shares outstanding, basic	49,099	37,575	47,030	37,471
Weighted average common shares outstanding, diluted	49,099	37,575	47,030	37,471
Comprehensive loss:
Net loss	$(1,484)	$(4,366)	$(7,430)	$(21,759)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(252)	616	(901)	2,114
Unrealized (losses) gains on marketable securities	—	(13)	1	(50)
Total other comprehensive (loss) income	(252)	603	(900)	2,064
Comprehensive loss	$(1,736)	$(3,763)	$(8,330)	$(19,695)

SeaChange International, Inc.

Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Fiscal Year Ended January 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(7,430)	$(21,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,429	1,667
Loss on disposal of fixed assets	78	7
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	(328)	—
Gain on extinguishment of debt	(2,440)	—
Recovery of bad debts	(156)	(208)
Stock-based compensation expense	1,690	1,247
Realized and unrealized foreign currency transaction loss	896	793
Other	1	(40)
Changes in operating assets and liabilities:
Accounts receivable	(2,830)	6,420
Unbilled receivables	2,412	7,967
Prepaid expenses and other current assets and other assets	2,213	1,196
Accounts payable	1,215	(2,233)
Accrued expenses and other liabilities	(226)	(3,492)
Deferred revenue	(1,271)	(920)
Net cash used in operating activities	(4,747)	(9,355)
Cash flows from investing activities:
Purchases of property and equipment	(646)	(328)
Proceeds from sales and maturities of marketable securities	252	4,355
Net cash (used in) provided by investing activities	(394)	4,027
Cash flows from financing activities:
Proceeds from stock option exercises	161	119
Proceeds from employee stock purchase plan	—	18
Proceeds from issuance of common stock, net of issuance costs	17,462	—
Repurchases of common stock	—	(80)
Proceeds from the Paycheck Protection Program	—	2,413
Net cash provided by financing activities	17,623	2,470
Effect of exchange rate on cash, cash equivalents and restricted cash	(710)	(355)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,772	(3,213)
Cash, cash equivalents and restricted cash at beginning of period	6,084	9,297
Cash, cash equivalents and restricted cash at end of period	$17,856	$6,084
Supplemental disclosure of cash flow information
Income tax (refunds) payments, net	$(1,183)	$327
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$987
Purchases of property and equipment included in accounts payable	$516	$—

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, gain on extinguishment of debt, other expense (income), net, and income tax provision (benefit). We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three and twelve months ended January 31, 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2022	2021	2022	2021
	(Amounts in thousands)		(Amounts in thousands)
GAAP net loss	$(1,484)	$(4,366)	$(7,430)	$(21,759)
Other expense (income), net	396	(154)	479	180
Gain on extinguishment of debt	—	—	(2,440)	—
Income tax provision (benefit)	8	79	(15)	58
GAAP loss from operations	$(1,080)	$(4,441)	$(9,406)	$(21,521)
Amortization of intangible assets	296	319	1,226	1,210
Stock-based compensation	375	193	1,690	1,247
Severance and restructuring costs	71	395	717	1,477
Transaction costs	1,489	—	1,489	—
Non-GAAP income (loss) from operations	$1,151	$(3,534)	$(4,284)	$(17,587)

Non-GAAP income (loss) from operations, basic per share	$0.02	$(0.09)	$(0.09)	$(0.47)
Non-GAAP income (loss) from operations, diluted per share	$0.02	$(0.09)	$(0.09)	$(0.47)
Weighted average common shares outstanding, basic per share	49,099	37,575	47,030	37,471
Weighted average common shares outstanding, diluted per share	49,634	37,575	47,030	37,471

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2022	2021	2022	2021
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
License and subscription	$4,537	$1,396	$10,843	$5,135
Hardware	644	—	2,178	1,473
Total product revenue	5,181	1,396	13,021	6,608
Service revenue:
Maintenance and support	3,042	3,105	12,249	13,657
Professional services and other	344	622	2,040	1,734
Total service revenue	3,386	3,727	14,289	15,391
Total revenue	$8,567	$5,123	$27,310	$21,999